SUBITEM 77Q1AI  EXHIBITS
AMENDMENT 10
TO THE BYLAWS
OF
INTERMEDIATE MUNICIPAL TRUST
Effective August 18 2005
Insert the following as Article IX
Article IX
Indemnification of
 Trustees and Officers
Section 1  Indemnification
 The Trust hereby
agrees to indemnify
each person who at
any time serves as
a Trustee or officer
 of the Trust each
such person being an
indemnitee against any
liabilities and
expenses including
 amounts paid in
satisfaction of
or as fines and penalties
and counsel fees incurred
by such indemnitee in connection
 with the defense or disposition
of any action
suit or other proceeding whether
civil or criminal before any
court or administrative or investigative body in which he may be or may have been involved as a party
 or otherwise or with which he
 may be or
may have been threatened by
virtue of his being or having
 been a Trustee or officer of
the Trust or his
serving or having served as a
trustee director officer partner
or fiduciary of another trust
corporation
partnership joint venture or
other enterprise at the request
of the Trust provided however that no
indemnitee shall be indemnified
hereunder against any liability
 to any person or any expense of
 such
indemnitee arising by reason of
i willful misfeasance ii bad
faith iii gross negligence or iv
reckless disregard of the duties
involved in the conduct of his
 position the conduct referred to in such clauses i through iv being sometimes referred to herein as disabling conduct
Section 2  Actions By Trustee
Against The Trust  Notwithstanding
the foregoing with respect to any
action suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff indemnification
shall be mandatory only if the
prosecution of such action suit
or other proceeding by such indemnitee
i
was authorized by a majority of
the Trustees or ii was instituted
 by the indemnitee to enforce his rights
to indemnification hereunder in a
case in which the indemnitee is
found to be entitled to such
indemnification
Section 3  Survival  The rights to
 indemnification set forth herein
 shall continue as to a person who
 has
ceased to be a Trustee or officer
of the Trust and shall inure to the
 benefit of his heirs executors and
personal and legal representatives
Section 4  Amendments  No amendment
or restatement of these bylaws or
repeal of any of its
provisions shall limit or eliminate
any of the benefits provided to any
 person who at any time is or was a
Trustee or officer of the Trust or
otherwise entitled to indemnification
 hereunder in respect of any act or
omission that occurred prior to such
amendment restatement or repeal
Section 5  Procedure  Notwithstanding
the foregoing no indemnification shall
be made hereunder unless
there has been a determination i by a
final decision on the merits by a court
 or other body of competent
jurisdiction before whom the issue of
 entitlement to indemnification
hereunder was brought that such
indemnitee is entitled to
indemnification hereunder or
 ii in the absence of such
a decision by 1 a
majority vote of a quorum of those
Trustees who are neither interested
 persons of the Trust as defined
in Section 2a19 of the 1940 Act nor
 parties to the proceeding
Disinterested NonParty Trustees
that the indemnitee is entitled to
indemnification hereunder or 2 if
 such quorum is not obtainable or
even if obtainable if such majority
so directs independent legal
counsel in a written opinion
concludes
based on a review of readily
 available facts as opposed to a
full trialtype inquiry that the indemnitee should be entitled to indemnification hereunder  All determinations
to make advance payments in
connection with the expense of
defending any proceeding shall
be authorized and made in accordance
with the immediately succeeding
paragraph f below
Section 6  Advances  The Trust
shall make advance payments in
connection with the expenses of
defending any action with respect
to which indemnification might be
sought hereunder if the Trust
receives a written undertaking to
reimburse the Trust if it is
subsequently determined that the
indemnitee
is not entitled to such indemnification
  In addition at least one of the
following conditions must be met
i the indemnitee shall provide
adequate security for his
undertaking ii the Trust shall be
 insured
against losses arising by reason
of any lawful advances or iii a
majority of a quorum of the
Disinterested NonParty Trustees
or independent legal counsel in
a written opinion shall conclude based
on a review of readily available
facts as opposed to a full
trialtype inquiry that there
is reason to
believe that the indemnitee
ultimately will be found
entitled to indemnification
Section 7  Other Rights  The
 rights accruing to any
indemnitee under these
provisions shall not exclude
any other rights which any
 person may have or hereafter
 acquire under the Declaration
 of Trust or the By
Laws of the Trust by contract
or otherwise under law by a
vote of shareholders or Trustees who are disinterested persons as defined in Section 2a19 of
the 1940 Act or any other right to which he may be lawfully entitled
Section 8  Indemnification Of
Employees And Agents  Subject
 to any limitations provided by the
Investment Company Act of 1940
 Act or otherwise under the
Declaration of Trust or the ByLaws of the Trust contract or otherwise under law the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees agents and other persons providing services
to the Trust or serving in any capacity
at the request of the Trust to
the full extent permitted by applicable
law provided that such indemnification
has been approved by a majority of the Trustees

Renumber remaining Articles accordingly


SUBITEM 77Q1AII  EXHIBITS
AMENDMENT 11
TO THE BYLAWS
OF
INTERMEDIATE MUNICIPAL TRUST
Effective January 1 2006
Strike Section 1 Officers
and Section 2 Election of
 Officers from Article I
 OFFICERS AND THEIR
ELECTION and replace with
the following
Section 1  Officers The
Officers of the Trust
shall be a President one or
more Executive Vice
Presidents one or more Senior
Vice Presidents one or more
Vice Presidents a Treasurer and a
Secretary  The Board of
Trustees in its discretion
may also elect or appoint
one or more Vice Chairmen
of the Board of Trustees
 who need not be a Trustee
and other Officers or agents
including one or more
Assistant Vice Presidents
one or more Assistant
Secretaries and one or more
Assistant Treasurers  An
Executive Vice President
Senior Vice President or
Vice President the Secretary
or the Treasurer may
appoint an Assistant Vice
President an Assistant
Secretary or an Assistant
Treasurer respectively to
serve until the next
election of Officers  Two or
 more offices may be held
 by a single person except the
offices of President and
 Executive Vice President
Senior Vice President or
Vice President may not be
held by the same person
concurrently  It shall
not be necessary for any
Trustee or any Officer to be a
holder of shares in any
Series or Class of the
Trust  Any officer or such
 other person as the Board may
appoint may preside at
meetings of the shareholders
Section 2  Election of Officers
 The Officers shall be elected
annually by the Trustees  Each Officer
shall hold office for one year
 and until the election and
qualification of his successor or
 until
 earlier
resignation or removal

Strike Sections 2 Chairman
of the Trustees Section 3

 Vice Chairman of the Trustees
Section 4
President and Section 5
Vice President from Article
II  POWERS AND DUTIES OF TRUSTEES
AND OFFICERS and replace
with the following
Section 2  Chairman of the
 Board  The Board may elect
 from among its members a
 Chairman of the
Board  The Chairman shall
at all times be a Trustee
who meets all applicable regulatory
and other
relevant requirements for
serving in such capacity
 The Chairman shall not be
an officer of the Trust but
shall preside over meetings
of the Board and shall have
such other responsibilities
in furthering the Board
functions as may be assigned
 from time to time by the Board
of Trustees or prescribed by these
ByLaws
It shall be understood that
the election of any Trustee as
 Chairman shall not impose
on that person any
duty obligation or liability
that is greater than the duties
obligations and liabilities imposed
on that
person as a Trustee in the
absence of such election
and no Trustee who is so
elected shall be held to a
higher standard of care by
 virtue thereof  In addition
election as Chairman shall not
 affect in any way
that Trustees rights or
entitlement to indemnification
 under the ByLaws or otherwise
by the Trust  The
Chairman shall be elected
by the Board annually to hold
office until his successor
shall have been duly
elected and shall have
qualified or until his death
or until he shall have
resigned or have been removed
as herein provided in these
 ByLaws  Each Trustee including
the Chairman shall have one vote

Resignation  The Chairman may
resign at any time by giving
written notice of resignation
to the Board
Any such resignation shall take
effect at the time specified in
such notice or if the time when
it shall
become effective shall not be
specified therein immediately upon
its receipt; and unless otherwise
specified therein the acceptance
of such resignation shall not be
necessary to make it effective

Removal  The Chairman may be
removed by majority vote of the
Board with or without cause at any
time

Vacancy  Any vacancy in the office
of Chairman arising from any cause
whatsoever may be filled for
the unexpired portion of the term of
the office which shall be vacant by
the vote of the Board

Absence  If for any reason the Chairman
 is absent from a meeting of the Board
the Board may select
from among its members who are present
at such meeting a Trustee to preside at
such meeting

Section 3  Vice Chairman of the Trustees
 Any Vice Chairman shall perform such
 duties as may be
assigned to him from time to time by the
 Trustees  The Vice Chairman need not be
a Trustee
Section 4  President  The President
shall be the principal executive officer of the Trust He shall counsel and advise the Chairman He shall have general supervision over the business
of the Trust and policies of
the Trust  He shall employ and define
the duties of all employees shall
have power to discharge any such
employees shall exercise general
supervision over the affairs of the
Trust and shall perform such other
duties as may be assigned to him from
 time to time by the Trustees the
Chairman or the Executive
Committee  The President shall have
the power to appoint one or more
Assistant Secretaries or other
junior officers subject to ratification
of such appointments by the Board
The President shall have the
power to sign in the name of and on
behalf of the Trust powers of attorney
proxies waivers of notice of
meeting consents and other instruments
relating to securities or other property owned by the Trust and may in the name of and on behalf of the
 Trust take all such action as the
President may deem advisable
in entering into agreements to
 purchase
securities or other property in
the ordinary course of business and
to sign representation letters
in the course of buying securities
 or other property

Section 5  Vice President
The Executive Vice President
Senior Vice President or Vice
President if any
in order of their rank as
 fixed by the Board or if not
ranked a Vice President
designated by the Board in
the absence of the President
shall perform all duties and may
exercise any of the powers of
the President
subject to the control of the
Trustees  Each Executive Vice
President Senior Vice President
and Vice
President shall perform such
other duties as may be assigned
 to him from time to time by the
Trustees the
Chairman the President or the
Executive Committee  Each
Executive Vice President Senior Vice
President and Vice President
shall be authorized to sign
documents on behalf of the
Trust  The Executive
Vice President Senior Vice
President and Vice President
 shall have the power to sign
in the name of and
on behalf of the Trust and
subject to Article VIII
Section 1 powers of attorney
proxies waivers of notice
of meeting consents and other
instruments relating to securities
 or other property owned by the Trust and may in the name of and on behalf of the Trust take all such action
 as the Executive Vice President
Senior Vice President or Vice
President may deem advisable
in entering into agreements
to purchase
securities or other property
in the ordinary course of
business and to sign
representation letters in the
course of buying securities
or other property